Exhibit 4.1

NEITHER THIS NOTE NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE, NOR ANY INTEREST IN THIS NOTE (INCLUDING THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE) MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS IS AVAILABLE.

WINSONIC DIGITAL MEDIA GROUP, LTD.

6% CONVERTIBLE SUBORDINATED PROMI SSORY NOTE

$300,000	December 3, 2007

FOR VALUE RECEIVED, the undersigned, Winsonic Digital Media Group, Ltd., a Nevada corporation ("Payor"), having its executive office at 101 Marietta Street, Suite 2600, Atlanta, Georgia 30303 promises to pay to  SURRY P. ROBERTS ("Payee"), having an address at 120 Woodburn Road, Raleigh, NC 27605 (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of THREE HUNDERED THOUSAND DOLLARS ($300,000) plus accrued interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates:

(i) June 30, 2008, (the "Maturity Date") upon the demand by the holder of this Note;

(ii) the date on which the outstanding principal amount of this Note plus accrued interest as of said date is prepaid in full by the Payor as hereinafter permitted (the "Prepayment Date");

(iii) the date of which the outstanding principal amount of this Note plus accrued interest is automatically converted at the rate of $0.40 per share, or the Payee elects to convert this Note into Common Stock of the Payor at the rate of $0.40 per share (the “Conversion Date”), which election may be made at any time by Payee by delivering a conversion notice form in writing to Payor; and

(iv) any other date on which any principal amount of, or accrued unpaid interest on, this Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Maturity Date (the "Acceleration Date").

Interest And Payment.

1.1.           The principal amount of this Note outstanding from time to time shall bear simple interest at the annual rate (the "Note Rate") of 6% from the date hereof through the earliest to occur of (i) the Maturity Date; (ii) the Prepayment Date; (iii) the Conversion Date, or (iv) the Acceleration Date.

1.2.           Interest accrued on this Note shall only be payable on the earliest to occur of (i) the Maturity Date; (ii) the Prepayment Date; (iii) the Acceleration Date; or (iv) the Conversion Date.

1.3.           All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

1.4.           In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

2.           Replacement Of Note.

2.1.           In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen.  In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof.  Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

2.2.           Every Note issued pursuant to the provisions of Section 2.1 above in substitution for this Note shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

3.           Prepayment.  The principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with unpaid interest thereon accrued through the Prepayment Date.  Each partial prepayment of this Note shall first be applied to interest accrued through the Prepayment Date and then to principal.

4.           Merger Acceleration Date.  On or before the Maturity Date, if the Payor completes a transaction (“Merger Transaction”) in which (a) Payor is merged or consolidated with or into any other corporation in which the shareholders of the Payor shall own less than 50% of the voting securities of the surviving corporation or (b) the acquirer purchases all or substantially all of the Payor’s assets, the principal and accrued interest outstanding under the Notes will be due and payable upon the closing (the “Merger Acceleration Date”) of such Merger Transaction subject to the Payee’s rights of conversion set forth in Section 8 below.

5.           Covenants of Payor.

Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

5.1.           Payor will not sell, transfer or dispose of a material part of its assets;

5.2.           Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

5.3.           Payor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Payor as its counsel may advise;

5.4.           Payor will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

5.5.           Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's Chief Executive Officer or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto; and

5.6.           Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles.

6.           Events of Default.  If any of the following events (each an "Event of Default") occurs:

6.1.           The dissolution of Payor or any vote in favor thereof by the board of directors and shareholders of Payor; or

6.2.           Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

6.3.           Payor fails to pay the principal amount, or interest on, or any other amount payable under this Note as and when the same becomes due and payable, or, Payor fails to timely issue to Payee any Common Stock upon valid conversion of this Note as required by this Note; and, except as to a payment default which must be cured within five (5) days of the date of such default, such default is not cured within thirty (30) days of such default; or

6.4.           Payor admits in writing its inability to pay its debts as they mature; or

6.5.           Payor sells all or substantially all of its assets or merges or is consolidated with or into another corporation, or

6.6.           A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt (in excess of $5,000,000 and secured by such property or assets) of Payor or of any subsidiary of Payor; or

6.7.           Payor defaults in the due observance or performance of any covenant, condition or agreement and/or commits a material breach of the representations or warranties in this Note, the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 6.3 above) and such default continues uncured for a period of sixty (60) days then, upon the occurrence of any such Event of Default and at any time thereafter, the holder of this Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of the sections above, such amounts shall become immediately due and payable without any such declaration by the holder of this Note.

7.           Suits for Enforcement and Remedies; Change in Control.

7.1.                      If any one or more Events of Default shall occur and be continuing, the Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the holder of this Note.  No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.           Conversion and Exchange.

8.1.           The Payee shall have the option to convert this Note into shares of Payor’s Common Stock (the “Conversion Shares”) at any time on or prior to the Maturity Date at the rate of $0.40 per share (the “Conversion Rate”).

8.2.           On or before the Maturity Date, if the Payor completes an equity financing of Preferred Stock, Common Stock or a combination of the foregoing for at least $2,000,000 (the “Next Financing), the principal and interest outstanding under this Note will automatically convert into Conversion Shares at the Conversion Rate.  The Conversion Shares will have the same registration rights equal to the most favorable as common stock in the Next Financing or any subsequent financing.

8.3.           On or before the Maturity Date, if the Payor completes a Merger Transaction described in Section 4 above, then the Payee shall have the option for thirty (30) days prior to this Acceleration Date to convert all or part of the principal and accrued interest outstanding under this Note into Conversion Shares at the Conversion Rate.

8.4.           Exercise of the foregoing conversion rights shall be made by Payee delivering to Payor a notice (each, a “Conversion Notice”), stating the principal amount which Payee has converted and the number of Conversion Shares to be issued in connection with such conversion, which number of Conversion Shares shall be conclusive absent manifest error.  The issuance of the Conversion Shares shall be deemed to have occurred as of the date of the giving of a Conversion Notice with respect to such Conversion Shares.  Payee shall cooperate with Payor and provide Payor with additional documentation or information upon reasonable request in order to enable the Conversion Shares to be issued.

8.5.           Upon the giving of a Conversion Notice, Payee shall tender to Payor this Note for cancellation against receipt by Payee of a stock certificate, registered in the name of Payee, evidencing ownership of the number of Conversion Shares subject to such Conversion Notice.  As soon as practicable following the receipt of this Note upon the giving of such Conversion Notice, but no later than three weeks following such receipt, Payor shall tender to Payee a stock certificate, registered in the name of Payee, evidencing ownership of such Conversion Shares by Payee.  Notwithstanding any other rights provided herein, if following the receipt by the Payor of a Conversion Notice, this Note and any other documentation or information reasonably requested by Payor to enable Payor to issue the Conversion Shares to Payee, if such Conversion Shares are not issued to Payee within three (3) then Payor shall issue to Payee an additional One Million (1,000,000) fully paid and non-assessable shares of Common Stock of Payor.  Such issuance shall be without prejudice to Payee’s other rights under this Note and time shall be of the essence with respect to the obligations set forth in this paragraph.

8.6.           No fractional Conversion Shares shall be issued upon conversion of this Note and Payor shall exercise the Conversion Right in such a manner so that only whole integrals of Conversion Shares shall be issuable upon exercise of a Conversion Right.

8.7.           Conversion of this Note shall be deemed to have been made at the close of business on the date the Conversion Notice is delivered to Payor, so that interest shall not accrue from and after such date on which the principal amount of this Note converted and the person or persons entitled to receive Conversion Shares upon such conversion and/or exchange shall be treated for all purposes as having been the record holder or holders thereof at such time and such conversion shall be at the Conversion Rate in effect at such time. The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the holder of this Note for any tax in respect of the issuance of such certificates.

8.8.           Payor shall at all times keep available out of its authorized but unissued shares of Common Stock, solely for effecting the conversion of this Note, the full number of whole Conversion Shares then deliverable upon conversion of the entire principal amount of this Note, and accrued unpaid interest thereon, at the time outstanding. Payor shall take at all times such corporate action as shall be necessary in order that Payor may validly and legally issue fully paid and nonassessable shares of Common Stock in accordance with the provisions of this Article 8.

8.9.           If the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

8.10.         In the event of:

(1)           any taking by Payor of a record of any of the holders of any class of securities for any purpose, including, but not limited to, determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive an other right; or
(2)           any meeting of holders of any class of securities of Payor or any action by holders of any class of securities of Payor without a meeting; or

(3)           any capital reorganization of Payor, any reclassification of recapitalization of the capital stock of Payor or any transfer of all or substantially all of the assets of Payor to or consolidation or merger of Payor with or into any other person; or

(4)           any proposed issue or grant by Payor to the holders of Common Stock of any shares of stock of any class or any other securities (including but not limited to convertible securities), or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(5)           any proposed sale of Common Stock in the manner described in Section 8.9, then and in such event, Payor will mail or cause to be mailed to the holder of record of this Note a notice specifying (i) the date on which any such record is or was to be taken and the purpose therefore, (ii) the date and purpose of any shareholders meeting or proposed shareholders action without meeting, (iii) the date on which any such sale, reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock are to surrender or exchange such shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iv) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least fifteen (15) days prior to the record date, shareholders meeting (or shareholders action without meeting) or other event specified in this Section 8.9.  Such notice shall no longer be given upon expiration of the Conversion Period.

9.           Registration Rights.

9.1.           Defined Terms.  As used in this Section 9, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

(1)           Registerable Securities.  The term “Registerable Securities” shall mean the Conversion Shares.  For the purposes of this Section 9, securities will cease to be Registerable Securities when (A) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such Registerable Securities has been declared effective and (1) such Registerable Securities have been disposed of pursuant to such effective registration statement or (2) such registration statement has remained effective for 270 consecutive days, (B) such Registerable Securities are distributed to the public pursuant to the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, including, without limitation, Rules 144 and 144A promulgated under the Securities Act or (C) such Registerable Securities have been otherwise transferred and the Company, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer.

(2)           Rightsholders.  The term “Rightsholders” shall include the Payee, all successors and assigns of the Payee and all transferees of Registerable Securities where such transfer affirmatively includes the transfer and assignment of the rights of the Payee under this Note with respect to the transferred Registerable Securities and such transferee agrees in writing to assume all of the Payee’s agreements, obligations and liabilities under this Note.

(3)           Interpretations of Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Section 9 shall refer to this Section 9 as a whole and not to any particular provision of this Section 9, and subsection, paragraph, clause, schedule and exhibit references are to this Section 9unless otherwise specified.

9.2.           Piggy-Back Registration.

(1)           If, at any time on or after the date hereof and prior to the Maturity Date, the Payor proposes to file a registration statement under the Securities Act with respect to an offering by the Payor or any other party of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or Form S-8 or any successor form or a registration statement filed solely in connection with a stock option or other employee benefit plan, an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Payor), then the Payor, on each such occasion, shall give written notice (each, a “Piggy-Back Notice”) of such proposed filing to all of the Rightsholders owning Registerable Securities at least fifteen days before the anticipated filing date of such registration statement, and such Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registerable Securities as each such Rightsholder may request.  Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of a Piggy-Back Notice, to request, by written notice (each, a “Holder Notice”) to the Company, the inclusion of all or any portion of the Registerable Securities of such Rightsholders in such registration statement.  The Payor shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registerable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of the Payor included therein.  Notwithstanding anything to the contrary contained in this Section 9.2(1), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registerable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, the Payor and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than the Payor shall be eliminated or reduced pro rata (based on the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in the managing underwriter’s written opinion.

(2)           Number of Piggy-Back Registrations; Expenses.  The obligations of the Payor under this Section 9 shall be unlimited with respect to each Rightsholder.  Subject to the provisions of Section 9.4 hereof, the Payor will pay all Registration Expenses (as defined below) in connection with any registration of Registerable Securities effected pursuant to this Section 9, but the Company shall not be responsible for the payment of any underwriter’s discount, commission or selling concession in connection therewith.

(3)           Withdrawal or Suspension of Registration Statement.  Notwithstanding anything contained to the contrary in this Section 9, the Payor shall have the absolute right, whether before or after the giving of a Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registerable Securities therein pursuant to this Section 9, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement.  In the event of such a determination after the giving of a Piggy-Back Notice, the Payor shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Payor shall be relieved of its obligation under this Section 9 to register any of the Registerable Securities in connection with such registration and (B) in the case of a determination to delay the registration, the Payor shall be permitted to delay or suspend the registration of Registerable Securities pursuant to this Section 9.2 for the same period as the delay in the registration of such other securities.  No registration effected under this Section 9 shall relieve the Company of its obligation to effect any registration upon demand otherwise granted to a Rightsholder under any other agreement with the Company.

9.3.           Registration Procedures.

(1)           Obligations of the Payor.  The Payor will, in connection with any registration pursuant to Section 9.2 hereof, as expeditiously as possible:

(A)           prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act on any appropriate form chosen by the Payor, in the Payor’s sole discretion, which shall be available for the sale of all Registerable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Holder Notices, and use the Payor’s commercially reasonable best efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable but in no event more than 100 days after receipt of such notices or requests; provided, that, at least five business days before filing with the Commission of such registration statement, the Payor shall furnish to each Rightsholder whose Registerable Securities are included therein draft copies of such registration statement, including all exhibits thereto and documents incorporated by reference therein, and, upon the reasonable request of any such Rightsholder, shall continue to provide drafts of such registration statement until filed, and, after such filing, the Payor shall, as diligently as practicable, provide to each such Rightsholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Rightsholder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Rightsholder and included in such registration statement; provided, further, the Payor shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder on a timely basis, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations; and provided, further, that the obligation of the Payor to effect such registration and/or cause such registration statement to become effective, may be postponed for (1) such period of time when the financial statements of the Payor required to be included in such registration statement are not available (due solely to the fact that such financial statements have not been prepared in the regular course of business of the Payor) or (2) any other bona fide corporate purpose, but then only for a period not to exceed 90 days;

(B)           prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to nine months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 promulgated under the Securities Act, during such nine month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended method(s) of disposition of such Registerable Securities set forth in such registration statement, prospectus or supplement to such prospectus;

(C)           notify the Rightsholders whose Registerable Securities are included in such registration statement and the managing underwriter(s), if any, of an underwritten offering of any of the Registerable Securities included in such registration statement, and confirm such advice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Payor of any notification with respect to the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (5) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement or prospectus so that such registration statement, prospectus or document incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(D)           use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment and to prevent the entry of such an order;

(E)           use reasonable efforts to register or qualify the Registerable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registerable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registerable Securities; provided, that the Payor will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (E), (2) subject itself to taxation in any such jurisdiction or (3) take any action which would subject it to general service of process in any such jurisdiction;

(F)           make available for inspection by each Rightsholder whose Registerable Securities are included in such registration, any underwriter(s) participating in any disposition pursuant to such registration statement, and any representative, agent or employee of or attorney or accountant retained by any such Rightsholder or underwriter(s) (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Payor (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility (or establish a due diligence defense), and cause the officers, directors and employees of the Payor to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that records which the Payor determines, in good faith, to be confidential and which it notifies the

Inspectors are confidential shall not be disclosed by the Inspectors, unless (1) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (2) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rightsholder or underwriter; provided, further, that such Rightsholder or underwriter(s) agree that such Rightsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Payor and allow the Payor, at the Payor’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(G)           cooperate with the Rightsholder whose Registerable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registerable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registerable Securities;

(H)           comply with all applicable rules and regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (1) in an underwritten offering, at the end of any fiscal quarter in which Registerable Securities are sold to underwriter(s), or (2) in a non-underwritten offering, with the first month of the Payor’s first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Securities Act;

(I)           provide a CUSIP number for all Registerable Securities not later than the effective date of the registration statement relating to the first public offering of Registerable Securities of the Payor pursuant hereto;

(J)           enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rightsholders holding a majority of the Registerable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registerable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties, if any, to the holders of such Registerable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Payor and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s), (3) obtain a “cold comfort” letter and updates thereof from the Payor’s independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in “cold comfort” letters by accountants in connection with underwritten offerings, and (4) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registerable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Payor; each such action required by this clause (J) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

(K)           if requested by the holders of a majority of the Registerable Securities included in such registration statement, use its best efforts to cause all Registerable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of such Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.

(2)           Obligations of Rightsholders.  In connection with any registration of Registerable Securities of a Rightsholder pursuant to Section 9.2 hereof:

(A)           The Payor may require that each Rightsholder whose Registerable Securities are included in such registration statement furnish to the Payor such information regarding the distribution of such Registerable Securities and such Rightsholder as the Payor may from time to time reasonably request in writing; and

(B)           Each Rightsholder, upon receipt of any notice from the Payor of the happening of any event of the kind described in subclauses (2), (3), (5) and (6) of Section 9.3(1)(C), shall forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Rightsholder’s receipt of the copies of the supplemented or amended prospectus contemplated by subclause (1) of Paragraph 9.3(1)(C), or until such Rightsholder is advised in writing (the “Advice”) by the Payor that the use of the applicable prospectus may be resumed, and until such Rightsholder has received copies of any additional or supplemental filings which are incorporated by reference in or to be attached to or included with such prospectus, and, if so directed by the Payor, such Rightsholder will deliver to the Payor (at the expense of the Payor) all copies, other than permanent file copies then in the possession of such Rightsholder, of the current prospectus covering such Registerable Securities at the time of receipt of such notice; the Payor shall have the right to demand that such Rightsholder or other holder verify its agreement to the provisions of this clause (B) in any Holder Notice of the Rightsholder or in a separate document executed by the Rightsholder.

9.4.           Registration Expenses.  All expenses incident to the performance of or compliance with this Agreement by the Payor, including, without imitation, all registration and filing fees of the Commission, NASD, Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registerable Securities on any securities exchange and fees and disbursements of counsel for the Payor and the Payor’s independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incidental to such performance), Securities Act or other liability insurance (if the Payor elects to obtain such insurance), the fees and expenses of any special experts retained by the Payor in connection with such registration and the fees and expenses of any other person retained by the Payor (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved by the Payor) will be borne by the Payor.  All such expenses are herein referred to as “Registration Expenses.”

9.5.           Indemnification: Contribution.

(1)           Indemnification by the Payor.  The Payor agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Securities Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorney’s fees and expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to the Payor by such Rightsholder expressly for use therein.

(2)           Indemnification by Rightsholder.  In connection with any registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to the Payor in writing such information with respect to such Rightsholder as the Payor reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registerable Securities included in such registration statement, and each other such holder of Registerable Securities included in such Registration Statement will be required to agree, to indemnify, to the full extent permitted by law, the Payor, the directors and officers of the Payor and each person who controls the Payor (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees and expenses of investigation incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to the Payor expressly for use therein.

(3)           Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 9.5 of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Note, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Section 9.5.  In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto.  The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

(4)           Contribution.  If the indemnification provided for in this Section 9.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 9.5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.5(4) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(E)           Limitation.  Notwithstanding anything to the contrary contained in this Section 9.5, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registerable Securities as contemplated herein.

9.6.           Participation in Underwritten Registration.  No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement; provided, that all such documents shall be consistent with the provisions of Section 9.5

10.                    Unconditional Obligation; Fees, Waivers, Other.

10.1.        The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

10.2.        If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all reasonable costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

10.3.        No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

10.4.        This Note may not be modified or discharged (other than by payment) except by a writing duly executed by Payor and Payee.

10.5.        Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

11.           Subordination.  This Note is subordinated in right of payment to Institutional Indebtedness (hereinafter defined), which includes any principal of, premium, if any, or interest on indebtedness of Payor except Institutional Indebtedness, which, by its terms, is not superior in right of payment to the Notes.  For the purposes of this Note, the term Institutional Indebtedness shall mean all existing and future indebtedness incurred (a) by the Payor to banks, insurance companies, lease financing institutions, or other lending institutions (other than small business investment companies or venture capital firms) regularly engaged in the business of lending money; and (b) any amendment, renewal, extension or refunding of any such debt.  Each Noteholder by accepting a Note agrees to the subordination and authorizes Payor to give it effect.

12.           Restriction on Transfer.  This Note has been acquired for investment, and neither this Note nor any of the Conversion Shares issuable pursuant to Section 8 have been registered under the securities laws of the United States of America or any state thereof.  Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, or the Conversion Shares, as the case may be, under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

13.                      Miscellaneous.

13.1.        The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

13.2.        All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

13.3.        This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

13.4.        This Note shall bind Payor and its successors and assigns.

By:	/s/ Winston Johnson
Name:	Winston Johnson
Title:	Chief Executive Officer

Accepted and Agreed to:

/s/ Surry P. Roberts
SURRY P. ROBERTS

NOTE EXERCISE FORM

 Dated: _______________________

TO:  WinSonic Digital Media Group, Ltd.

I, ________Surry P. Roberts_____, hereby irrevocably elect to convert my Promissory Note dated _______________ in the amount of ______________, plus the accrued interest in the amount of ____________, into ______ shares of Common Stock of Winsonic Digital Media Group, Ltd. pursuant to Section [insert applicable Section]of said Promissory Note.

I acknowledge that said shares will be restricted shares pursuant to the Securities Act of 1933, as amended, and as such, cannot be resold, assigned, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares or other exemption from registration.

INFORMATION REQUIRED FOR REGISTRATION OF STOCK

Name:	SURRY P. ROBERTS
(Please type or print in block letters)

Tax ID/SS #:

Address:	120 Woodburn Road

Raleigh, NC 27605

Signature:
(Signature must conform in all respects to the name of the Noteholder as set forth on the face of this Note.)